Exhibit 99.1

Contacts:

For Sinclair Broadcast Group:	For Fisher Communications:
David Amy, EVP & CFO	Sard Verbinnen & Co
Lucy Rutishauser, VP & Treasurer	Ron Low and David Isaacs
(410) 568-1500	(415) 618-8750

SINCLAIR BROADCAST GROUP TO ACQUIRE FISHER COMMUNICATIONS, INC.

BALTIMORE, MD & SEATTLE, WA — (April 11, 2013) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) (“Sinclair”) and Fisher Communications, Inc. (Nasdaq: FSCI) (“Fisher”) announced today that they have entered into a definitive merger agreement whereby Sinclair will acquire Fisher in a merger transaction valued at approximately $373.3 million.

Under the terms of the agreement, Fisher shareholders will receive $41.00 in cash for each share of Fisher common stock they own.  The transaction represents a 44% premium to the closing price of Fisher common stock on January 9, 2013, the final trading day prior to Fisher announcing a review of strategic alternatives.

Fisher owns 20 television stations(1) in eight markets, reaching 3.9% of U.S. TV households, and three radio stations in the Seattle market.  Additionally, Fisher previously entered into an agreement to provide certain operating services for three TV stations, including two simulcasts, pending regulatory approval.

“We are excited to acquire Fisher and expand our coverage westward, especially in the two key markets of Seattle (DMA 12) and Portland (DMA 22),” commented David Smith, President and CEO of Sinclair.  “Started in 1910, Fisher’s history of operating television and radio stations in the northwest corner of the U.S. has played an important role in its communities and in producing high-quality local news.  We look forward to expanding upon those traditions and improving the cash flow of the stations through the benefits that come with our scale.”

“After conducting our review of potential strategic alternatives, the Board concluded this all-cash transaction was the best path to maximizing value for shareholders,” said Paul A. Bible, Chairman of Fisher’s Board of Directors.

“Sinclair is the largest independent TV broadcaster in the country, and we believe its commitment to the industry — along with its greater scale and sizable resources — will provide our stations, team members and business partners with new opportunities to flourish,” said Colleen B. Brown, Fisher’s President and CEO.

This transaction is subject to approval by the Federal Communications Commission (“FCC”), antitrust clearance, the affirmative vote of two-thirds of Fisher’s outstanding shares and other customary conditions.  The transaction is not conditioned on Sinclair obtaining financing or Fisher achieving or maintaining any financial or operational thresholds or metrics.  The transaction is expected to close and fund during the third quarter of 2013, subject to closing conditions.  Fisher has no long-term debt and is expected to have approximately $20 to $25 million of working capital at the time of the close.  Sinclair expects to finance the purchase price through cash on hand, a bank loan and/or by accessing the capital markets.

Moelis & Company LLC served as financial advisor and White & Case LLP served as primary legal counsel for Fisher.

(1)  KUNP operates as a full and low power station.

The Fisher television stations covered by the transaction are:

Station	Affil.	Market	DMA(2)
KOMO	ABC/This TV	Seattle-Tacoma, WA	12
KUNS	Univision/Mundo Fox	Seattle-Tacoma, WA	12
KATU	ABC/Me TV	Portland, OR	22
KUNP	Univision/Mundo Fox	Portland, OR	22
KLEW	CBS	Spokane, WA	73
KBOI	CBS/CW	Boise, ID	111
KYUU	CW	Boise, ID	111
KVAL	CBS/This TV	Eugene, OR	121
KCBY	CBS	Eugene, OR	121
KPIC	CBS	Eugene, OR	121
KMTR(3)	NBC/CW	Eugene, OR	121
KMCB(3)	NBC	Eugene, OR	121
KTCW(3)	NBC	Eugene, OR	121
KIMA	CBS/CW	Yakima-Pasco-Richland-Kennewick, WA	123
KEPR	CBS/CW	Yakima-Pasco-Richland-Kennewick, WA	123
KUNW	Univision	Yakima-Pasco-Richland-Kennewick, WA	123
KVVK	Univision	Yakima-Pasco-Richland-Kennewick, WA	123
KORX	Univision	Yakima-Pasco-Richland-Kennewick, WA	123
KBAK	CBS	Bakersfield, CA	126
KBFX	FOX/This TV	Bakersfield, CA	126
KIDK	CBS/FOX	Idaho Falls-Pocatello, ID	160
KXPI	FOX	Idaho Falls-Pocatello, ID	160

The Fisher radio stations covered by the transaction are:

			MSA(2)
KOMO	1000 AM (news)	Seattle-Tacoma, WA	13
KOMO	97.7 FM (news)	Seattle-Tacoma, WA	13
KPLZ	101.5 FM (contemporary)	Seattle-Tacoma, WA	13
KVI	570 AM (talk)	Seattle-Tacoma, WA	13

Investor Call:

The senior management of Sinclair will hold a conference call to discuss the acquisition of Fisher on Thursday, April 11, 2013, at 3:00 p.m. ET.  After the call, an audio replay will be available at www.sbgi.net under “Investor Information.”  The press and the public will be welcome on the call in a listen-only mode.  The dial-in number is 877-407-8033.

About Sinclair:

On a pro forma basis, assuming consummation of the Fisher transaction as well as the previously announced Barrington and COX transactions, Sinclair Broadcast Group, Inc., the largest and one of the most diversified television broadcasting companies, will own and operate, program or provide sales services to 134 television stations in 69 markets.  Sinclair’s television group will reach approximately 33.7% of U.S. television households

(2)  DMA represents television designated market areas according to the Nielsen Company.  The numbers in the column represent the ranking in terms of size of the DMA out of the 210 generally recognized DMAs in the United States.  MSA represents radio metropolitan statistical areas according to Arbitron Inc.

(3)  Pending regulatory approval for Fisher to provide certain operating services.

and is affiliated with all major networks.  Sinclair’s television portfolio will include 29 FOX, 20 MNT, 21 CW, 19 ABC, 24 CBS, 14 NBC, 5 Univision, one independent and one Azteca station.  Sinclair owns equity interests in various non-broadcast related companies.  Sinclair regularly uses its website as a key source of company information which can be accessed at www.sbgi.net.

About Fisher Communications, Inc.:

Fisher Communications, Inc. is a Seattle-based communications company that owns and operates 13 full power television stations, 7 low power television stations, 3 owned radio stations and one managed radio station in the Western United States. Fisher also owns and operates Fisher Interactive Network, its online division (including over 120 online sites), and Fisher Pathways, a satellite and fiber transmission provider. For more information about Fisher, go to www.fsci.com.

Forward-Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Sinclair or Fisher to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. There can be no assurance that the proposed acquisition of Fisher will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed acquisition of Fisher include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the acquisition, including timing and receipt of regulatory approvals, timing and receipt of approval by the shareholders of Fisher, the respective parties’ performance of their obligations under the merger agreement relating to the acquisition, and other factors affecting the execution of the transaction. Other risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, Sinclair’s ability to promptly and effectively integrate the businesses of Fisher and Sinclair (if and when the acquisition of Fisher is completed), satisfaction of closing conditions to Sinclair’s proposed acquisition of stations from Cox Media Group and Barrington Broadcasting Group, including timing and receipt of regulatory approvals and any required license asset third party transactions, the successful implementation of Sinclair’s small market strategy, any change in national and regional economic conditions, the competitiveness of political races and voter initiatives, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by Sinclair or Fisher, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Sinclair’s Annual Report on Form 10-K for the year ended December 31, 2012 and Fisher’s Annual Report on Form 10-K for the year ended December 31, 2012, included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Sinclair’s and Fisher’s most recently filed Form 10-Q, and in other filings and furnishings made by Sinclair and Fisher with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on Sinclair’s or Fisher’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Sinclair and Fisher undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Additional Information:

In connection with the meeting of Fisher shareholders to be held with respect to the proposed merger, Fisher plans to file with the SEC preliminary and definitive proxy statements and other relevant materials. The definitive proxy statement (when available) will be mailed to Fisher shareholders. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the proxy statement (when available) and other relevant documents filed by Fisher with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Fisher’s website at www.fsci.com by clicking on the “Investor Relations” link, then clicking on the “SEC Filings” link.

Fisher and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Fisher shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Fisher directors and executive officers by reading Fisher’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on April 9, 2012. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Fisher with the SEC in connection with the proposed merger when they become available.

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